EXHIBIT 4.3

                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

         We have issued our report dated October 25, 2001 on the statement of condition and related securities portfolios of Van Kampen Focus Portfolios Insured Income Trust, Series 87 as of October 25, 2001 contained in the Registration Statement on Form S-6 and Prospectus. We consent to the use of our report in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters - Independent Certified Public Accountants."

                                                          GRANT THORNTON LLP







Chicago, Illinois
October 25, 2001